   As filed with the Securities and Exchange Commission on December 7, 1999

                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                _______________

                                   FORM  S-8
                            REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933

                          FRIEDE GOLDMAN HALTER, INC.
             (formerly known as Friede Goldman International Inc.) (Exact name of registrant as specified in its charter)

              Mississippi                                 64-0900067
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

    13085 Industrial Seaway Road
       Gulfport, Mississippi                                 39503
(Address of Principal Executive Offices)                  (Zip Code)


                          Friede Goldman Halter, Inc.
                          401(k) Profit Sharing Plan
                           (Full title of the plan)

                                  Rick S. Rees
              Executive Vice President and Chief Financial Officer
                          13085 Industrial Seaway Road
                             Gulfport, Mississippi
                                 (228) 896-0029
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        CALCULATION OF REGISTRATION FEE
                               _________________

==========================================================================================================================
                                                                       Proposed
                                                                        Maximum       Proposed Maximum
                                                 Amount to be       Offering Price   Aggregate Offering      Amount of
Title of Securities to be Registered          Registered (1)(2)      Per Share (3)        Price (3)       Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(4)    1,350,000 shares            $ 7.5938       $ 10,251,630          $ 2,707
==========================================================================================================================

(1) The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Friede Goldman Halter, Inc. 401(k) Profit Sharing Plan.

(3) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's common stock on the New York Stock Exchange on December 6, 1999 pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.

(4) Includes associated rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock. The Rights are not currently separable from the shares of Common Stock and are not currently exercisable.
================================================================================

                                    PART  I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          Friede Goldman Halter, Inc. (the "Company") and the Friede Goldman Halter, Inc. 401(k) Profit Sharing Plan (the "Plan") incorporate herein by reference in this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

          3. The Company's Current Reports on Form 8-K filed with the Commission on October 26, 1999, November 4, 1999 and November 9, 1999.

          4. The Company's Proxy Statement which is contained in the Company's Registration Statement on Form S-4 (Registration No. 333-87853), filed with the Commission on September 27, 1999.

          5. The Company's Registration Statement on Form 8-A with respect to the Company's common stock, par value $.01 per share, filed with the Commission on March 18, 1998; and

          6. The Company's Registration Statement on Form 8-A with respect to the Company's Rights to purchase Series A Junior Participating Preferred Stock, par value $.01 per share, filed with the Commission on January 12, 1999, as amended to date.

          All documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

Item 4.   Description of Securities

          The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

       None.

Item 6.   Indemnification of Directors and Officers

          Subsection (a) of Section 79-4-8.51 ("Section 8.51") of the Mississippi Business Corporation Act (the "MBCA"), as amended, authorizes corporations to indemnify an individual made a party to a proceeding because he is a director against liability incurred in the proceeding if (1) he conducted himself in good faith, (2) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to its best interests and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section
8.51 provides that a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with a proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) described above, or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

          Section 79-4-8.52 ("Section 8.52") of the MBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

          Section 79-4-8.54 of the MBCA authorizes a director of the corporation who is a party to a proceeding to apply for indemnification or an advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. The court may order (1) indemnification if it determines the director is entitled to mandatory indemnification under Section 8.52, (2) indemnification or advance of expenses if it determines the director is so entitled under the articles of incorporation, bylaws, resolution of the corporation or contract approved by the board of directors or shareholders, or
(3) indemnification or advance of expenses if it determines that it is fair and reasonable.

          Section 79-4-8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as to a director and, if he is an officer but not a director, to such further extent as provided for in the articles of incorporation, bylaws, resolution of the board of directors or contract, except for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (A) receipt by him of a financial benefit to which he is not entitled, (B) an intentional infliction of harm on the corporation or shareholders, or (C) an intentional violation of criminal law.

          Section 79-4-8.57 of the MBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under the indemnification provisions of the MBCA.

          Section 79-4.202(b)(4) of the MBCA, as amended, provides that the articles of incorporation may contain a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which he is not entitled, (2) an intentional infliction of harm on the corporation or the shareholders, (3) a violation of Section 79-4-8.33 of the MBCA dealing with liability for unlawful distributions or (4) an intentional violation of criminal law.

          Article Nine of the Company's Amended and Restated Articles of Incorporation states that:

          No director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided however, that this Article Nine shall not eliminate or limit the liability of a director to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 79-4-8.33 of the MBCA or (4) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Nine shall apply to, or have any effect on, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the laws of the State of Mississippi are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the laws of the State of Mississippi, as so amended.

          In addition, Section 6.1 of the Company's bylaws further provides that:

          Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the MBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights that said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Company pay, subject to the provisions of Sections 8.51 and
          8.53 of MBCA, the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the MBCA requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Company pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Company.

Item 7.   Exemption from Registration Claimed

          The information required by Item 7 is not applicable to this Registration Statement.

Item 8.  Exhibits

   Exhibit
   Number   Description
   ------   -----------

     4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Commission on November 18, 1998).

     4.2 Amended and Restated Bylaws of the Company the Company (incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on November 9, 1999).

    *4.3    The Friede Goldman Halter, Inc. 401(k) Profit Sharing Plan.

     5.1 The registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 40 of the Internal Revenue Code of 1986, as amended.

    23.1    Consent of Arthur Andersen  LLP.

   *23.2   Consent of  Ernst & Young LLP.

   *23.3   Consent of Grant Thornton (formerly Doane Raymond).

   *24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

--------------------
* Filed herewith.

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               Power of Attorney


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Friede Goldman Halter, Inc. (the "Company") hereby constitutes and appoints Rick S. Rees and Maureen O. Sullivan, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 7th day of December 1999.

     Signature                   Title
     ---------                   -----


/s/ J. L. Holloway         Chairman of the Board and Chief Executive Officer
_______________________    (Principal Executive Officer)
  J. L. Holloway


                           Vice Chairman of the Board, President,
_______________________    Chief Operating Officer and Director
   John Dane, III


/s/ Rick S. Rees           Executive Vice President and Chief Financial Officer
_______________________    (Principal Financial and Accounting Officer)
    Rick S. Rees


/s/ Alan A. Baker          Director
_______________________
   Alan A. Baker


/s/ T. Jay Collins         Director
_______________________
   T. Jay Collins


/s/ Angus R. Cooper, II    Director
_______________________
 Angus R. Cooper, II


/s/ Barry J. Galt          Director
_______________________
     Barry J. Galt


/s/ Jerome L. Goldman      Director
_______________________
   Jerome L. Goldman

/s/ Burt H. Keenan         Director
_______________________
     Burt H. Keenan


/s/ Gary L. Kott           Director
_______________________
     Gary L. Kott


/s/ Kenneth W. Lewis       Director
_______________________
    Kenneth W. Lewis


/s/ Raymond E. Mabus       Director
_______________________
   Raymond E. Mabus

     The Plan. Pursuant to the requirements of the Securities Act of 1933, Friede Goldman, Halter Benefits Committee, as the administrator of the Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on this 7th day of December, 1999.

                         FRIEDE GOLDMAN HALTER, INC. 401(k) PROFIT SHARING PLAN

                         By: Friede Goldman Halter Benefits Committee, as Plan Administrator

                                /s/ Rick S. Rees
                                _____________________________________________
                                Rick S. Rees
                                As a Member of Friede Goldman Halter Benefits Committee

                                 EXHIBIT INDEX


    Exhibit
    Number  Description
    ------  -----------

      4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Commission on November 18, 1998).

      4.2 Amended and Restated Bylaws of the Company the Company (incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on November 9, 1999).

     *4.3   The Friede Goldman Halter, Inc. 401(k) Profit Sharing Plan.

      5.1 The registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 40 of the Internal Revenue Code of 1986, as amended.

    *23.1   Consent of Arthur Andersen  LLP.

    *23.2   Consent of  Ernst & Young LLP.

    *23.3   Consent of Grant Thornton (formerly Doane Raymond).

    *24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

---------------------
* Filed herewith.